Exhibit 10.1

Cash Compensation Arrangements with Executive Officers

Fiscal Year 2011 Compensation Arrangements

The 2011 base salaries and target bonuses for the Executive Officers of the Company, effective as of January 1, 2011, are as follows:

Name	Base Salary	Target Bonus(3)
Dana Coffield President and Chief Executive Officer	$355,000* ($356,927 USD)	80%
Shane O’Leary Chief Operating Officer	$306,000* ($307,661 USD)	70%
Martin Eden Chief Financial Officer	$272,000* ($273,477 USD)	70%
Rafael Orunesu President, Gran Tierra Energy Argentina	$289,338 USD	60%
Júlio César Moreira President, Gran Tierra Energy Brazil	R$543,311(1) ($326,078 USD)	60%
David Hardy General Counsel, Vice-President Legal, and Secretary	$253,000* ($254,373 USD)	60%
Julian Garcia President, Gran Tierra Energy Columbia	COL$725,138,121(2) ($393,750 USD)	60%
* Denotes amount in Canadian dollars.  Amount in parentheses denotes U.S. dollars at an exchange rate of $1.01 as of December 31, 2010.

(1) Denotes amount in Brazilian Real (the home country currency for the executive officer).  Amount in parenthesis denotes U.S. dollars of R$543,311 at an exchange rate of $0.60 as of December 31, 2010.

(2) Denotes amount in Colombian Pesos (the home country currency for the executive officer).  Amount in parenthesis denotes U.S. dollars of COL$725,138,121 at an exchange rate of $0.0005 as of December 31, 2010.

(3) Target bonus amounts are expressed as a percentage of the corresponding 2011 base salary.